Exhibit 99.3

Aeluma™

Sensing Reimagined™

Large Area InGaAs Detectors



D
Y
X

High sensitivity, low dark current and high speed detectors for SWIR and XSWIR

- Typical Photosensitive Diameter (D): 0.25 to 5.0mm
- Typical Operating Wavelength (λ): 0.95 to 1.55μm)
- Device: PIN, APD or SPAD
- Format: Bare die or mounted in TO package

Performance Specifications for λ = 1.064μm, D = 1.0mm InGaAs PIN

Parameter	Symbol	Condition	Value			Unit
			Min.	Typ.	Max.	
Spectral Response Range	λ_R		0.95	1.064	1.15	μm
Peak Sensitivity Wavelength	λ_P		-	1.064	-	μm
Quantum Efficiency	η	$\lambda = \lambda_P$	0.6	0.75	0.9	-
Responsivity	R	$\lambda = \lambda_P$	0.52	0.64	0.77	A/W
Dark Current	I_D	V = -5V	-	0.2	-	nA
Terminal Capacitance	C_T	V = -5V f = 2MHz	-	125	-	pF

Bare Die



TO Package



Outcomes cannot be guaranteed.
Specifications for operating temperature of 25°C.

© Aeluma, Inc. All Rights Reserved.

www.aeluma.com

Aeluma™

Sensing Reimagined™

Applications and Markets






High-performance, large-area detectors for imaging, sensing and communication applications

Applicable markets include automotive, mobile, AR/VR, defense & aerospace, industrial and logistics, gas sensing, instrumentation, and security

Advantages of Aeluma Large-Scale Manufacturing




- **Highly automated manufacturing to produce many chips per wafer at high yield**
- **Greater than 10-fold reduction in manufacturing cost for mass-market applications**
- **Wafer-scale integration for volume production, performance improvement, and lower cost**

Benefits of Large-Scale Integration



Manufacturing on large-diameter substrates

- Low cost
- Larger area detectors
- High yield
- High reliability
- Scalability
- Large volumes

Aeluma's large-diameter wafer manufacturing platform is ideally suited for scaling high-performance, large-area detectors for mass markets

Outcomes cannot be guaranteed.

© Aeluma, Inc. All Rights Reserved.

www.aeluma.com